SOFTWARE PUBLISHING CORPORATION

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 23, 1996


TO THE STOCKHOLDERS:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Software Publishing Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, January 23, 1996 at 1:00 p.m., local time, at the Hyatt Sainte Claire Hotel located at 302 South Market Street, San Jose, California 95113, for the following purposes:

                  1. To elect directors to serve for the ensuing year and until their successors are elected.

                  2. To ratify the appointment of KPMG Peat Marwick L.L.P. as independent accountants for the Company for the fiscal year ending September 30, 1996.

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on November 30, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                               Sincerely,


                                               Mark A. Bertelsen,
                                               Secretary
Santa Clara, California
December 11, 1995

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                         SOFTWARE PUBLISHING CORPORATION

                          ----------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS



                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

         The enclosed Proxy is solicited on behalf of Software Publishing Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, January 23, 1996 at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Sainte Claire Hotel, 302 South Market Street, San Jose, California. The principal executive offices of the Company are located at 111 North Market Street, San Jose, California 95113, and its telephone number at that location is
(408) 537-3000.

         These proxy solicitation materials were mailed on or about December 13, 1995, together with the Company's 1995 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

Record Date and Principal Stockholders

         Stockholders of record at the close of business on November 30, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 12,528,490 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management of the Company's Common Stock, see "OTHER INFORMATION--Share Ownership by Principal Stockholders and Management." The closing sales price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $3.25 per share.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected (6). However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

         The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors (Proposal No. 1), the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than August 13, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Fiscal Year End

         The Company's fiscal year ends September 30.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         A Board of six directors is to be elected at the meeting. Deborah A. Coleman is not standing for re-election as a director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, all of whom (except Miriam K. Frazer) are presently directors of the Company. Miriam K. Frazer has been nominated to fill the vacancy created by Ms. Coleman not standing for re-election. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if applicable) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The names of the nominees, and certain information about them, are set forth below.


                                                                        Director
     Name                        Age        Principal Occupation          Since
  ---------                      ---        --------------------        --------
Irfan Salim ...................  43   President and Chief Executive
                                      Officer of the Company                1993
Fred M. Gibbons................  46   Chairman of the Board of the Company  1980
Mark A. Bertelsen..............  51   Managing Partner, Wilson, Sonsini,    1991
                                      Goodrich & Rosati, P.C.
Miriam K. Frazer...............  39   Vice President, Finance and Chief
                                                                           -----
                                      Financial Officer of the Company
Michael M. Gilbert.............  51   Vice President of Engineering         1993
                                      Octel Communications Corporation
Bernee D.L. Strom..............  48   President
                                      USA Digital Radio                     1995

         There are no family relationships among any directors or officers of the Company.

         Mr. Salim has served as President and Chief Executive Officer of the Company since April 1994. He served as President and Chief Operating Officer from October 1992 to April 1994, and as Vice President and General Manager of the International Division from April 1989 to October 1992. From October 1988 to March 1989, Mr. Salim was a consultant with Beyond Inc., an international marketing software consulting firm, which he co-founded. Prior to that, Mr. Salim was employed by Lotus Development Corporation, a computer software manufacturer, as Vice President and General Manager PS Spreadsheet Division from

October 1987 to October 1988, and as Vice President and General Manager, International Division from March 1984 to September 1987.

         Mr. Gibbons has served as Chairman of the Board of Directors of the Company since October 1992. He also served as Chairman of the Board of Directors from August 1987 to December 1987. He served as Chief Executive Officer of the Company from December 1987 to April 1994, as President from December 1987 to October 1992 and as President and Chief Executive Officer of the Company from
May 1980 to August 1987. In addition, Mr. Gibbons served as acting Chief Financial Officer of the Company from March 1987 through October 1987 and from November 1989 through March 1990.

         Mr. Bertelsen, the Managing Partner of Wilson, Sonsini, Goodrich & Rosati, P.C., the Company's outside corporate counsel, has been a member of that law firm for more than five years. He has served as Secretary of the Company since April 1990 and served as Assistant Secretary from October 1987 to April 1990. Mr. Bertelsen is also a director of Autodesk, Inc.

         Ms. Frazer has served as the Vice President, Finance and Chief Financial Officer of the Company since August 1993, and served as Assistant Secretary of the Company since November 1993. Prior to that, Ms. Frazer was employed by Telematics International, Inc., a networking and communications hardware and software design and manufacturing company, as Chief Financial Officer from April 1990. Corporate Secretary from May 1990 until July 1993, and as Vice President, Corporate Communications and Treasurer from June 1989 until March 1990.

         Dr. Gilbert has been employed with Octel Communications Corporation, since 1994 as Vice President of Engineering. From 1989 to 1994, he was employed by Echelon Corporation, a control and communications technologies company, as Vice President and Chief Technology Officer. From 1985 until joining Echelon, he served as Director of CBX Engineering and Planning at IBM Corporation, ROLM Systems Division.

         Ms. Strom is President of USA Digital Radio, a partnership of CBS, Gannett and Westinghouse, which has developed and is establishing its technology as a worldwide standard for digital radio broadcasting. Concurrently, she is President and Chief Executive Officer of the Strom Group, a management consulting and business advisory firm. From 1989 to 1992, she was a principal and founder of the Gemstar Development Corporation, the manufacturer of VCR Plus+ Instant Programmer. Ms. Strom also founded and was Chief Executive Officer of MBS Technologies, Inc., a computer software publisher. She currently serves as Chairman of Quantum Development Corporation. Ms. Strom is also a director of DDL Electronics, Inc. and is an advisory board member at the J.L. Kellogg Graduate School of Management at Northwestern University.

Required Vote

         The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES.

Board Meetings and Committees

         The Board of Directors of the Company held a total of six meetings and took action by written consent 13 times during the fiscal year ended September 30, 1995. No director participated in fewer than 75% of all such meetings and actions of the Board of Directors and the committees, if any, upon which such director served.

         The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee.

         The Audit Committee of the Board of Directors, which consisted of directors Coleman and Bertelsen met five times during fiscal year 1995. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls.

         The Compensation Committee of the Board of Directors, which consisted of directors Gilbert and Bertelsen held three meetings during fiscal year 1995. The Compensation Committee reviews and approves the Company's executive compensation policy.

Compensation of Directors

         Each of the directors who is not an employee of the Company receives an annual retainer of $9,000 and a fee of $500 (reduced from $750 in prior years) for each meeting of the Board and each meeting of a committee of the Board attended. Non-employee directors also participate in the Company's stock option plans. Currently, a single nonstatutory option to purchase 15,000 shares of the Company's Common Stock is automatically granted under one of the stock option plans to each non-employee director upon the appointment or election of such non-employee director to the Board of Directors of the Company, regardless of whether such appointment or election is by the Board of Directors or the stockholders, and thereafter on the first market day of each fiscal year until the maximum number of shares available for non-employee directors is reached.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected KPMG Peat Marwick L.L.P. ("KPMG Peat Marwick"), independent accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 1996. KPMG Peat Marwick has audited the Company's financial statements since the fiscal year ended September 30, 1995. Representatives of KPMG Peat Marwick are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


Required Vote

         The receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is required to approve the appointment of the independent accountants. In the event that the stockholders do not approve the selection of KPMG Peat Marwick, the appointment of the independent accountants will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                OTHER INFORMATION


Share Ownership by Principal Stockholders and Management

         The following table sets forth the beneficial ownership of Common Stock of the Company as of November 30, 1995 by: (a) each director and each nominee for director; (b) each of the officers named in the Summary Compensation Table ("Named Officers"); and (c) all directors and executive officers as a group. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 30, 1995 through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. A total of 12,528,490 shares of the Company's Common Stock were issued and outstanding as of November 30, 1995.

                                                       Shares Beneficially Owned
                                                      --------------------------
                       Name                            Number           Percent
          ------------------------------              --------          -------

Irfan Salim(1) .......................................260,930             2.0%
Fred M. Gibbons(2)....................................280,625             2.1%
Mark A. Bertelsen(3).................................. 16,875              *
Deborah A. Coleman(3)................................. 16,875              *
Michael M. Gilbert(3)................................. 11,250              *
Bernee D.L. Strom(3)..................................  1,875              *
Miriam K. Frazer(4)................................... 71,794              *
David MacDonald(3)....................................100,875              *
Robert T. Iguchi(5)................................... 61,444              *
Bradford D. Peppard (6)............................... 17,500              *

All directors and officers as a group 13 persons(7)...885,275             6.6%

-------------------------

*        Less than 1%

(1) Includes 250,500 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.
(2) Includes 1,875 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.

(3) Represents shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.
(4) Includes 65,000 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.
(5) Includes 57,125 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.
(6) Includes 12,500 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.
(7) Includes 534,750 shares issuable upon the exercise of outstanding options which were exercisable at the Record Date or within 60 days thereafter.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own ten percent or more of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten percent or more stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended September 30, 1995, all officers, directors, and ten percent stockholders complied with all Section 16(a) filing requirements, except that Bernee D.L. Strom filed one late Form 3 and Fred M. Gibbons filed one late Form 4.


Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee is composed of directors Bertelsen and Gilbert. Mr. Bertelsen is a member and Managing Partner of the law firm of Wilson, Sonsini, Goodrich & Rosati, P.C., outside corporate counsel to the Company. No other interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Table

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (collectively the "Named Officers") for services in all capacities to the Company, during fiscal years 1993, 1994, and 1995.

                                                                                                  Long-Term
                                                                                                Compensation
                                                                                                    Awards
                                                                   Annual Compensation
        Name and                                 Year Ending    --------------------------       Options/SARs          All Other
     Principal Position                             9/30         Salary            Bonus              (#)           Compensation (1)
-----------------------------------------        ----------     --------        ----------       ------------       ----------------
Irfan Salim.............................           1995         $254,960        $30,000(4)               --         $ 90,729(3)
President and Chief Executive Officer(2)           1994          286,981             --             475,000          180,830(5)
                                                   1993          310,334             --             138,000(6)       195,819(7)
Miriam K. Frazer........................           1995          167,798         20,000(4)               --           75,247(8)
Vice President and Chief Financial                 1994          147,128         12,500(9)          120,000          27,716(10)
Officer                                            1993           18,080(11)     12,500(9)           60,000           4,771(12)
Robert T. Iguchi........................           1995          151,645             --                  --              --
Vice President, North American Sales               1994           75,807             --             130,000(14)       7,138(15)
and Service(13)                                    1993               --             --                  --              --
David MacDonald.........................           1995          170,364             --                  --         109,760(16)
Vice President International Operations            1994          127,395         18,048(17)         120,000          24,019(18)
                                                   1993          129,155(19)     23,362(17)          11,000(20)      34,458(21)
Bradford D. Peppard.....................           1995           36,787(22)     12,500(9)          100,000           3,942(23)
Vice President, Marketing                          1994               --             --                  --              --
                                                   1993               --             --                  --              --

-------------------------

(1)      Includes  payments  made under the  Company's  Profit  Sharing  Plan in fiscal 1993.
(2) During fiscal 1994, Mr. Salim served as Chief Operating Officer until April 1994 at which time he became Chief Executive Officer.
(3) Includes $49,959 in relocation expenses and $40,770 associated with a tax gross-up payment.
(4) Represents special bonus for extraordinary effort and accomplishment related to restructuring.
(5) Includes $84,439 in relocation expenses, $95,391 associated with a tax gross-up payment and $1,000 associated with reimbursement for professional services.
(6) Includes options for 75,500 shares which were repriced and replaced on October 14, 1992.
(7) Includes $165,454 in relocation expenses, $12,230 associated with a tax gross-up payment, $1,000 associated with reimbursement for professional services, $2,918 allowable under United Kingdom retirement planning program and $5,967 car allowance.
(8) Includes $47,196 in relocation expenses, and $28,051 associated with tax gross-up payment.
(9)      Represents employee signing bonus payable in six month increments.
(10) Includes $10,500 in relocation expenses, $1,530 associated with reimbursement for professional services and $15,686 associated with medical leave.
(11) Ms. Frazer was employed by the Company in August 1993. Her annual salary rate for fiscal year 1993 was $175,000.
(12) Includes $2,929 in relocation expenses, $642 associated with a tax gross-up payment and $1,200 associated with medical insurance reimbursements.
(13) Mr. Iguchi was appointed an officer of the Company on April 1, 1994. The salary and bonus compensation figures represent payments made from that point forward. Mr. Iguchi full year fiscal 1994 salary and bonus were $146,604 and $10,000, respectively.

                                       -9-

(14)     Represents options granted on or after April 1, 1994. See note (13).
(15)     Includes $7,138 associated with a tax gross-up payment.
(16) Includes $82,555 in severance expense, $8,255 allowable under United Kingdom retirement planning program and $18,950 car allowance.
(17)     Represents bonus based on a leveraged compensation plan.
(18) Includes $17,649 in car allowance and $6,370 allowable under United Kingdom retirement planning program.
(19) Mr. MacDonald was appointed an officer of the Company on October 27, 1992. The salary and bonus compensation figures represent payments made from that point forward. Mr. MacDonald's full fiscal 1993 salary and bonus were $137,700 and $24,908, respectively.
(20)     Represents options granted on or after October 27, 1992. See note (19).
(21) Includes $23,868 in car allowance and $6,885 allowable under United Kingdom retirement planning program.
(22) Mr. Peppard was employed by the Company in July 1995. His annual salary rate for fiscal year 1995 was $150,000.
(23)     Includes $3,942 in relocation expenses.




Option Grants in Last Fiscal Year

         The following table sets forth details regarding stock options granted to the Named Officers in fiscal year 1995. The Company granted no SARs in fiscal year 1995.


                                                  Individual Grants                              Potential Realizable Value at
                         ---------------------------------------------------------------------       Assumed Annual Rates of
                                                Percent of                                        Stock Price Appreciation for
                                              Total Options                                              Option Term(3)
                                Options        Granted to      Exercise or                   ----------------------------------
                                Granted       Employees in      Base Price   Expiration
       Name                      (#)(1)       Fiscal Year(2)     ($/Sh)         Date               5%($)             10%($)
------------------------        -------       --------------   -----------   ----------            -----             ------
Irfan Salim.............             0               0.0%       $    --            --           $      --        $      --
Miriam K. Frazer........             0               0.0%       $    --            --           $      --        $      --
Robert T. Iguchi........             0               0.0%       $    --            --           $      --        $      --
David MacDonald.........             0               0.0%       $    --            --           $      --        $      --
Bradford D. Peppard.....       100,000              12.5%       $    3.375       8/1/02         $ 137,396        $ 320,192

-------------------------

(1) All options in this table have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable over a period of four years and expire seven years from the original date of grant. These options were granted under the Company's 1987, 1989, and 1991 Stock Option Plans.
(2) The Company granted options for 799,750 shares to employees in fiscal 1995 under the 1987, 1989 and 1991 Plans.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (generally seven years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 41% (at 5% per year) and 95% (at 10% per year) for options with a seven year term. If the price of the Company's Common Stock were to increase at such rates from the price at 1995 Fiscal Year End ($4.375 per share) over the next seven years, the resulting stock price at 5% and 10% appreciation would be $6.17 and $8.53 respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.


Fiscal Year End Option Values

         The  following   table  sets  forth  certain   information   concerning
unexercised  options held as of  September  30, 1995 by the Named  Officers.  No options or SARs were exercised  during the fiscal year ending September 30, 1995 by any Named Officers.

                                                              Number of Unexercised                Value of In-the-Money
                                                              Options at FY End (#)               Options at FY End ($)(1)
                                                         --------------------------------     -------------------------------
                         Name                            Exercisable        Unexercisable     Exercisable       Unexercisable
          --------------------------------               -----------        -------------     -----------       -------------
Irfan Salim .....................................          250,500            362,500           $50,000            $150,000
Miriam K. Frazer.................................           65,000            115,000           $12,500            $ 37,500
Robert T. Iguchi.................................           56,938             99,875           $10,000            $ 30,000
David MacDonald..................................          100,875             96,625           $10,000            $ 30,000
Bradford D. Peppard..............................                0            100,000                $0            $100,000

-------------------------

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on September 30, 1995 on the Nasdaq National Market of $4.375 minus the exercise price.


Management Continuity Agreements

   In February 1994, the Company entered into management continuity agreements (the "Agreements") with Irfan Salim, Miriam K. Frazer, Robert T. Iguchi and David MacDonald. The Company entered into a similar Agreement with Bradford D. Peppard in July, 1995. The Agreements terminate upon the earlier of five years from their execution or 18 months after a Change of Control of the Company. Under the terms of the Agreements, in the event there is a "Change of Control" of the Company, which is defined in the Agreements to include, among other things, a merger or sale of assets of the Company or a reconstitution of the Company's Board of Directors, the exercisability and vesting of all options are accelerated. The Agreements further provide that in the event an employee is "involuntarily terminated" within 18 months after the Change of Control, the employee receives (i) 24 months severance pay and continued health and medical benefits in the case of the President and Chief Executive Officer, and (ii) 12 months severance pay and continued health and medical benefits in the case of all other covered employees. Severance benefits to which an employee may become entitled under the Agreements are reduced by the value associated with the accelerated vesting of the employee's options upon the change of control. The purpose of the Agreements is to assure that the Company will have the continued dedication of its senior management team by providing such individuals with certain compensation arrangements, competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with the Company, to enhance their financial security as well as protect them against unwarranted termination in the event of a Change of Control.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


   The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of two outside directors and is responsible for setting and administrating the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the ability to attract, retain and provide appropriate incentives to the Company's executive officers is essential to the long-term success of the Company. The Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses, and stock options.

Base Salary

   Salary structure for the Company's executive officers is reviewed on an annual basis at or about the beginning of the fiscal year, comparing executive salary ranges against market data of companies that compete for the same talent pool (predominantly high-technology and other software companies) and with other companies with similar annual revenue to Software Publishing Corporation. As the Company's revenue has declined, so have the comparatives utilized for parity. The Committee also takes into account the overall level of performance of the Company. As recommended by the Chief Executive Officer, all executive salaries for fiscal year 1996 remained at fiscal year 1995 levels with the exception of the salary of the Chief Financial Officer, which was increased by 7% over the previous year's salary. The Chief Executive Officer's salary for fiscal year 1996 remained the same.

Executive Bonus Plan

   The Compensation Committee awards bonuses to the Company's executive officers pursuant to an Executive Bonus Plan established at the beginning of each fiscal year. Executive bonuses are determined based upon pre-determined Company and individual performance objectives. Performance to these measures has been historically evaluated on an annual basis, but for fiscal year 1996, it will be measured on a semiannual basis. The bonus is based on (i), achievement of revenue and profit objectives (which if not achieved negate any potential bonus), (ii), a percentage of base pay and (iii) a variable percentage based on each executive officer's achievement of key business objectives during the fiscal year. The Chief Executive Officer makes recommendations for the remaining executives officers, and the Compensation Committee makes a recommendation to the Board of Directors relative to any bonus for the Chief Executive Officer. The Board approved two executive bonuses this year in recognition of achievement during fiscal year 1994: a $30,000 bonus to the Chief Executive Officer and a $20,000 bonus to the Chief Financial Officer. No other executive bonuses were awarded.

Long Term Compensation

   All officers participate in the Company's stock option plans. Stock option grants to executive officers are based on current responsibilities, individual performance, and competitive practices. These options are granted to provide long-term incentive that correlates to the growth, success, and profitability of the Company, thus aligning the interest of the Company's executives with its stockholders. Options are exercisable in the future at the fair market value of the Company's Common Stock as of the date of the grant, so that an executive officer granted an option is rewarded only in the event there is appreciation in the price of the Company's stock.

   Due to the decline of the Company's stock value (and thus any existing options) and the decision to generally hold executive compensation flat, the Committee has relied heavily on stock option grants as the best tool to retain and motivate executives. It is our belief that this form of incentive most closely ties reward to the interest and benefit of the Company's stockholders.

Summary

The Committee believes that the compensation decisions contained here reflect the Company's performance and are consistent with the long term interests of the stockholders.


The foregoing constitutes the report of the Compensation Committee of the Board of Directors for the Company's fiscal year ended September 30, 1995.

Mark A. Bertelsen
Michael M. Gilbert, Chairman

                             STOCK PERFORMANCE GRAPH


Five-Year Stockholder Return Comparison

   The graph below compares the cumulative total return on the Company's Common Stock for the five fiscal year period commencing October 1, 1990 and ending September 29, 1995 compared to the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Computer and Data Processing Services Stocks (SIC 737). The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

            Among Software Publishing Corporation, Nasdaq U.S. Market
                  and Nasdaq Computer & Data Processing Indexes



                                         1990   1991   1992   1993  1994    1995
                                         ----   ----   ----   ----  ----    ----
Software Publishing Corporation          $100   $ 86   $ 45   $ 29   $ 21   $ 21
Nasdaq U.S. Market                       $100   $157   $176   $231   $233   $321
Nasdaq Computer & Data
  Processing Services Stocks             $100   $196   $231   $275   $306   $492

-------------------------


* Assumes $100 invested on October 1, 1990 in the Company's Common Stock and in each index listed above.

** The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends. No dividends have been declared on the Company's Common Stock.

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to complete, date, execute, and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                      THE BOARD OF DIRECTORS

PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       SOFTWARE PUBLISHING CORPORATION
                     1996 ANNUAL MEETING OF STOCKHOLDERS

   The undersigned stockholder of SOFTWARE PUBLISHING CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement, each dated December 11, 1995, and hereby appoints Fred M. Gibbons and Irfan Salim, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Software Publishing Corporation to be held on January 23, 1996, at 1:00 p.m., local time, at the Hyatt Sainte Claire Hotel located at 302 South Market Street, San Jose, California 95113, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card:


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THIS  PROXY  WILL BE VOTED AS  DIRECTED,  OR IF NO  CONTRARY   -----------------
DIRECTION  IS  INDICATED,  WILL BE VOTED FOR THE ELECTION OF
DIRECTORS,  FOR THE  RATIFICATION OF THE APPOINTMENT OF KPMG    I plan to attend
PEAT MARWICK AS INDEPENDENT  ACCOUNTANTS AND AS SAID PROXIES      the meeting.
DEEM  ADVISABLE ON SUCH OTHER  MATTERS AS MAY PROPERLY  COME
BEFORE THE MEETING.                                                   [   ]

                                                               -----------------

1. ELECTION OF DIRECTORS
  FOR all nominees         WITHHOLD         NOMINEES:  Irfan  Salim;  Fred  M.
listed to the right        AUTHORITY        Gibbons; Mark A. Bertelsen; Miriam
 (except as marked      to vote for all     K.  Frazer;  Michael  M.  Gilbert;
  to the contrary)      nominees listed     Bernee D.L. Strom
                          to the right      (INSTRUCTION:  To withhold authority
                                            to vote for any individual  nominee,
                                            write  that  nominee's  name  in the
                                            space provided below.)

                                            ------------------------------------
      [   ]                [   ]


2. Proposal to ratify the appointment of KPMG Peat Marwick as the independent accountants of the Company for fiscal
   1996:

         FOR      AGAINST      ABSTAIN

        [   ]      [   ]        [   ]

                                            DATED:                     , 199
                                                  ---------------------     ---

                                            ------------------------------------
                                                          (Signature)

                                            ------------------------------------
                                                          (Signature)

                                            (This Proxy should be marked,  dated
                                            and  signed  by  the  stockholder(s)
                                            exactly  as his or her name  appears
                                            hereon, and returned promptly in the
                                            enclosed  envelope.  Persons signing
                                            in a  fiduciary  capacity  should so
                                            indicate.  If  shares  are  held  by
                                            joint   tenants   or  as   community
                                            property,  both  should  sign.  When
                                            signing   as   attorney,   executor,
                                            administrator,  trustee or guardian,
                                            please give full title as such. If a
                                            corporation,  please  sign  in  full
                                            corporate name by President or other
                                            authorized     Officer.     If     a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.)


  ---------------------------------------------

   "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

------------------------------------------------